UNITED STATES BANKRUPTCY COURT
                  MIDDLE DISTRICT OF LOUISIANA


IN RE:                             )
                                   )  CASE NO. 94-11474
CAJUN ELECTRIC POWER               )
  COOPERATIVE, INC.,               )    Chapter 11
                                   )
DEBTOR.                            )  USDC NO. 94-CV-2763


                   PLAN OF REORGANIZATION FOR
             CAJUN ELECTRIC POWER COOPERATIVE, INC.
                SUBMITTED JOINTLY BY THE MEMBERS
                   COMMITTEE, SWEPCO AND GSU

      The Cajun Electric Members Committee ("Members Committee"), Southwestern Electric Power Company ("SWEPCO") and Gulf States Utilities Company ("GSU") (collectively the "Proponents") hereby propose the following plan of reorganization ("Plan") for Cajun Electric Power Cooperative, Inc., the debtor herein ("Debtor" or "Cajun"):


                    INTRODUCTION TO THE PLAN

      This Plan produces a total value for creditors estimated to
be   between  $1.177  billion  and  $1.247  billion,   which   is
substantially more than the $804 million established by the  LPSC
as  the  maximum  value  of  Cajun's  assets  in  1994.   Equally
significant, this Plan ends the GSU litigation by incorporating the terms of a global settlement negotiated by the Proponents. (1)

     This Plan is feasible and confirmable because: (i) it is not contingent on financing; (ii) it is the only plan that has the support of the Members, which is required of any plan; (iii) it is the only plan that avoids litigation over the Members' contract rights; and (iv) it is the only plan that reduces rates to a competitive level and is therefore supportable by the LPSC, which must approve any plan.

      This Plan does not contain any "break-up" fee or other pecuniary imposition on the Cajun estate.

      The distinguishing attribute of this Plan is that it will produce competitive wholesale rates to cooperatives serving over one million Louisiana residents and maximize the value of the
- -------------
(1)After arduous negotiations the Proponents reached a settlement of the GSU litigation. Despite the complexity of the issues, the settlement is fair and will facilitate the confirmation of a plan. The Proponents urge the Trustee to support the settlement and this Plan.



Cajun estate. The cooperatives cannot and will not remain viable at non-competitive rates, as evidenced by the bankruptcy of Washington St. Tammany, the insolvency and acquisition of BREMCO, the agreement of the Teche Board to sell to CLECO, and other cooperatives that are experiencing financial difficulties. Cajun's current rates to the Members exceed SWEPCO's wholesale rates by over 45 percent. This Plan would reduce the Members' wholesale rates to an above-market, but reasonably competitive, level of approximately 37.5 mills, which would immediately provide significant rate relief to Louisiana ratepayers while also maximizing the value of the estate. Any plan that proposes higher, non-competitive rates in an effort to extract excessive value from Louisiana ratepayers would not provide a permanent solution to the substantial rate disparity between cooperatives on the one hand, and investor-owned and municipal utilities on the other hand, and additional cooperative insolvencies would result. This Plan recognizes the fact that competition is forthcoming in the utility industry and, very significantly, it allows creditors to share in the benefit of rate reductions through a secure dedicated payment stream that will escalate as the revitalized cooperatives experience load growth.

      The ultimate cost of the River Bend project in which Cajun invested caused problems for all involved. The Rural Utility Services ("RUS") has made direct and guaranteed loans that, with interest, exceed $4.2 billion, a significant portion of which relates to River Bend. The Members have had rates imposed that make them non-competitive and jeopardize their continued existence. GSU has been subjected to numerous, lengthy and expensive lawsuits resulting from River Bend and its contractual relations with Cajun. Finally, employees, suppliers, trade creditors and others who have dealt with Cajun have faced uncertainties resulting from the pending bankruptcy.

      The Proponents submit this Plan to resolve the many difficulties that have plagued Cajun over the past 16 years, starting with the decision to invest in a nuclear power plant.

      To put an end to Cajun's Chapter 11 case, a plan must satisfy the following four (4) criteria:

          It must provide a mechanism to resolve the pervasive litigation in which Cajun and GSU are involved.

          It must provide a payment to creditors consistent with the mandates of the Louisiana Public Service Commission
          ("LPSC").

          It must provide Cajun's 12 Members with a long term, reliable, competitively priced source of power.

          It   must   maximize  the  value  of  Cajun's   assets,
          consistent with the foregoing criteria.

      This Plan meets these criteria. Further, this Plan meets the dictates of, and should be acceptable to the LPSC because it pays the fair value of the used and useful assets of Cajun while maintaining a competitive rate level.


                      SUMMARY OF THE PLAN

     The Plan provides for an enterprise (hereinafter "SWECO") to be formed by SWEPCO as a wholly owned subsidiary or affiliate to acquire Cajun's non-nuclear assets (hereinafter the "Generation and Transmission Assets"), except the liquid assets. The total consideration to creditors made available under this Plan will be: $405 million in cash from SWECO for the Generation and Transmission Assets; cash and liquid assets in the estate estimated to be $125 million (as of December, 1996); Deferred Payments from the Members with a net present value of $497 million to $567 million, payment of which will be assured by a subordination of SWECO's right to payments from the Members; and the segregated funds claimed by the Members (the "Ratepayers' Trust Fund") estimated to provide an additional $150 million. This provides a net present value to the estate of approximately $1.2 billion.

      The Members and SWECO shall enter into new power supply agreements, with a 20 year term, whereby SWECO shall be obligated to supply and the Members shall be obligated to purchase all of their power requirements up to the capacity of the Generation and Transmission Assets. The terms and conditions of the new power supply agreements shall be mutually agreeable to SWECO on the one hand and the Members on the other. The parties shall also enter into agreements whereby the Members will dedicate 5.875 mills to the RUS for every kilowatt hour of electricity purchased from SWECO up to the capacity of the Generation and Transmission Assets. The obligation to purchase power, along with a dedicated payment stream, will result in gross payments to the RUS over 20 years of a sum exceeding $1 billion, which stream has a net present value estimated between $497 million and $567 million.

      Cajun's  involvement  in  River  Bend  and  prior  business dealings  with  GSU,  as well as the resulting  bankruptcy,  have
spawned  much  litigation with more threatened.   The  filed  and
threatened litigation includes:

                River Bend Contract and Fraud Suit. In 1989, Cajun sued GSU for fraud and breach of contract arising out of Cajun's River Bend investment. Cajun seeks rescission of the River Bend JOA and return of all funds invested in River Bend. The litigation is pending in the United States District Court for the Middle District of Louisiana, Cause No. 89-474-B. On October 25, 1995, the District Court denied Cajun's fraud claim, and the suit remains pending.

                River Bend Nullity Suit. Certain Members and Cajun have filed suit against GSU alleging that the River Bend JOA is an absolute nullity because the contract was never approved by the LPSC. The nullity suit has been stayed until resolution of the fraud portion of the River Bend litigation.

               Prudency/Used and Useful Order. On June 17, 1994, in Order No. U-17735-C, the LPSC ruled that Cajun's investment in River Bend was imprudent and that the River Bend capacity is not used or useful. This order is on appeal to the 19th Judicial District Court.

                Rate  Order.  On December 16, 1994, in Order  No.
     U-17735-E, the LPSC ordered Cajun to reduce its annual revenues by $30.2 million, which lowered rates to approximately 48.8 mills. Cajun filed an appeal in opposition to the rate decrease, and certain Members filed appeals contending that rates should be further decreased. The appeals are pending at the 19th Judicial District Court.

                Preemption Litigation. Following entry of the LPSC's Rate Order, the RUS sent a letter advising Cajun that the Rate Order was implicitly preempted. On December 21, 1994, Cajun filed a complaint for declaratory judgment as to whether its rates were regulated by the RUS or the LPSC. On July 20, 1995, the District Court entered a judgment that the LPSC retained jurisdiction to regulate Cajun. RUS has appealed to the Fifth Circuit (95-30941).

                River Bend JOA/Big Cajun II, Unit 3, JOA. Cajun and GSU are involved in litigation both in the U.S. District Court, Middle District of Louisiana (No. 91-1091) and in the bankruptcy case regarding their respective rights and obligations under the River Bend JOA and the Big Cajun II, Unit 3, JOA. Cajun has ceased paying any O&M expenses relating to River Bend, and has moved to reject the River Bend JOA pursuant to 11 U.S.C. 365. GSU contends that the River Bend JOA is not an executory contract subject to rejection. GSU has obtained injunctive relief mandating Cajun to deliver 42% of the power from Big Cajun II, Unit 3, to GSU, and allowing GSU to deposit its share of O&M expenses relating to Big Cajun II, Unit 3, into the registry of the court. GSU claims ownership of the deposited funds.

                GSU Subordination Action Against RUS. GSU filed an adversary proceeding against RUS in the bankruptcy court (now pending in District Court under Civil Action No. 95-00080-B-M-2), contending that the claims and liens of RUS against Cajun are subordinated under bankruptcy and state law.

                Challenges to Liens and Claims of RUS and  CoBank
     Preserved by Creditors Committee, Members Committee and Cajun. Pursuant to the bankruptcy court's cash collateral order, on May 10, 1995, the Creditors Committee asserted and preserved numerous challenges to the claims and liens of RUS and CoBank. Most significantly, the Creditors Committee asserts that all obligations of Cajun to the RUS or CoBank, and any security therefor, are an absolute nullity to the extent that such obligations were incurred without the required prior approval of the LPSC. The Creditors Committee has also reserved a subordination action against RUS. On May 9, 1995, the Members Committee and Debtor raised similar objections to the claims and liens of RUS and CoBank.

                Challenges to the Supply Contracts. Southwest Louisiana Electric Membership Corporation ("SLEMCO") contends that its Supply Contract is a nullity because the Supply Contract was never approved by the LPSC. SLEMCO first entered into its Supply Contract with Cajun in 1976, at a time when the LPSC had jurisdiction over SLEMCO, but the LPSC never approved the contract as required by law. In addition, the other Members executed new, superseding Supply Contracts in 1976 that may also be a nullity under state law. Besides the nullity issue, the Members Committee contends that the Supply Contracts are not assignable without the consent of the Members. See Matter of Wabash Valley Power Ass'n, Inc., 72 F.3d 1305 (7th Cir. 1995), pet. reh'g den'd (April 2, 1996).

                Claims for River Bend Decommissioning Costs. There are serious issues involving Cajun's liability for River Bend decommissioning costs, the computation of any such liability, and whether any such liability would be treated as a post-petition administrative claim.

                Transmission and Other Regulatory Litigation. There is substantial litigation between Cajun and GSU pending before the Federal Energy Regulatory Commission relating to transmission issues and matters involving the GSU/Entergy merger pending before FERC, the SEC and the NRC.

      The Plan includes settlements that eliminate the need for the court to hear and determine the filed and threatened litigation. A key element in the settlement is GSU's agreement to assume responsibility for Cajun's 30% interest in River Bend (at the option of the RUS), and resolution of all other claims between Cajun and GSU.

      Another key feature of the Plan is resolution of the objections raised by the Creditors Committee to the claims and liens of RUS and CoBank. The Plan resolves the Creditors Committee's objections by paying the general unsecured trade creditors a minimum of seventy-five (75%) of the allowed amount of their claims (up to a maximum of $6 million).

      The Plan would also render moot the nullity contentions of SLEMCO and the other Members regarding their Supply Contracts, in addition to the other contract issues identified in the Wabash
Valley case.

      Also rendered moot by the Plan is the Debtor's efforts to reject the River Bend JOA, the preemption litigation pending at the 5th Circuit Court of Appeals and the various appeals of the LPSC's Rate Order.


                       TERMS OF THE PLAN


                        :  Definitions.

          "Allowed Claim" means any Claim against the Debtor, (i) the proof of which was filed on or before the Bar Date; or (ii) that was scheduled by the Debtor as liquidated in amount and not disputed or contingent; and (iii) in either case, a Claim to which no objection is timely filed or that is allowed by a Final Order of the Court.

           "Allowed Secured Claim" means any Allowed Claim to the extent it is secured by (i) a lien on the Debtor's assets, or
(ii) a right of set-off under Code Section 553.

           "Allowed Unsecured Claim" means any Allowed Claim to the extent it is not secured either by a lien on the Debtor's assets or a right of set-off under Code Section 553.

           "Bar Date" means October 1, 1995, the date designated by the Court in its Order dated August 21, 1995 as the last day for filing a proof of Claim.

          "Cash Payment" means the $405 million to be paid on the Effective Date by SWECO for the Generation and Transmission
Assets.

          "Claim" means a claim as defined in Code Section 101(5) against Cajun.

          "CoBank" means National Bank for Cooperatives.

          "Code  Section" means a section of the  United  States
Bankruptcy Code, 11 U.S.C. 101 et seq., as in effect with respect to the Reorganization Case.

          "Confirmation Order" means the order of the Court confirming this Plan.

          "Court" means the United States District Court for the
Middle District of Louisiana, exercising its original bankruptcy jurisdiction pursuant to 28 U.S.C. 1334.

          "Creditors Committee" means the official committee of unsecured creditors approved by the Court.

          "Decommissioning Trust Fund" means a segregated  trust
fund   to   be   established  to  satisfy  its  obligations   for
Decommissioning Costs (as defined in Section 6.1 below).

          "Deferred Payments" means the 20 year payment stream having a present value estimated between $497 million and $567 million, which will be paid directly by the Members to the RUS in consideration of the release of the lien of RUS on the Supply Contracts.

          "Disbursement Fund" means that certain interest bearing escrow account to be established under the supervision of the Trustee, into which cash proceeds are deposited and from which Plan disbursements shall be made.

          "Effective  Date"  means  a  date  selected  by   the
Proponents for this Plan to become effective, and for documents to be executed to implement the provisions of the Plan, which date shall be not later than 90 days after the Confirmation Order becomes a Final Order and the required approvals set forth in
Article XI are obtained. The Proponents may waive, in writing, the requirement that the Confirmation Order become a Final Order prior to the Plan becoming effective, in which case the Effective Date shall be a date selected by the Proponents.

          "FFB"  means the Federal Financing Bank of the  United
States Department of the Treasury.

          "FIBA" means First Interstate Bank of Arizona, N.A., as trustee.

          "Final Order" means an order or judgment (a) as to which the time has expired within which a proceeding for review (whether by way of rehearing, appeal, certiorari (or otherwise) may be commenced, without any such proceeding having been commenced, or (b) which, if such a review proceeding was timely commenced, has been affirmed by the highest tribunal in which review was sought or remains in effect without modification following termination of such proceeding for review, and the time has expired within which any further proceeding for review may be commenced.

          "Generation and Transmission Assets" means all of the assets owned by the Debtor on the Effective Date, except the following: (i) River Bend, which is being transferred to GSU, RUS or a third party; (ii) the River Bend Litigation and all other claims against GSU, which are being settled; (iii) the Liquid Assets; and (iv) any assets identified in writing by SWECO prior to confirmation as an asset not to be acquired. In addition, the Decommissioning Trust Fund, Ratepayer Trust Fund and Registry Trust Fund do not constitute Generation and Transmission Assets.

          "GSU" means Gulf States Utilities Company.

          "GSU   Subordination  Action"  means  the   adversary
proceeding filed by GSU requesting subordination of RUS' claims, Civil Action No. 95-00080-B-M-2.

          "Initial Distribution Date" shall mean a date no later than 30 days after the Effective Date when the initial payments to Allowed Claims, as set forth in this Plan, shall be made.

          "Liquid Assets" means all of Debtor's cash, investment accounts, and other liquid assets categorized as current assets on Debtor's balance sheet, but does not include the Decommissioning Trust Fund, Ratepayer Trust Fund, Registry Trust Fund or Debtor's fuel, material and supply inventory.

          "LPSC" means the Louisiana Public Service Commission.

          "Members" means Beauregard Electric Cooperative, Inc., Claiborne Electric Cooperative, Inc., Concordia Electric Cooperative, Inc., Dixie Electric Membership Corporation, Jefferson Davis Electric Cooperative, Inc., Northeast Louisiana Power Cooperative, Inc., Pointe Coupee Electric Membership Corporation, South Louisiana Electric Cooperative Association, Southwest Louisiana Electric Membership Corporation, Teche Electric Cooperative, Inc., Valley Electric Membership Corporation and Washington-St. Tammany Electric Cooperative, Inc.

          "Members Committee" means an unofficial committee comprised of the following 10 Members: Beauregard Electric Cooperative, Inc., Concordia Electric Cooperative, Inc., Dixie Electric Membership Corporation, Jefferson Davis Electric Cooperative, Inc., Northeast Louisiana Power Cooperative, Inc., Pointe Coupee Electric Membership Corporation, South Louisiana Electric Cooperative Association, Southwest Louisiana Electric Membership Corporation, Valley Electric Membership Corporation and Washington-St. Tammany Electric Cooperative, Inc.

          "NRC" means the Nuclear Regulatory Commission.

          "Petition Date" means December 21, 1994.

          "Proponents" means the Members Committee,  SWEPCO  and
GSU.

          "RUS"  means  the  United States  of  America,  acting
through   the  Rural  Utilities  Service  (formerly   the   Rural
Electrification  Administration), an  agency  within  the  United
States Department of Agriculture.

          "Ratepayer Trust Fund" means the excess funds collected by Cajun that are accumulating in a segregated fund pursuant to the Order Concerning Use Of Cash Collateral And Adequate Protection approved by the bankruptcy court on February 13, 1995, and all interest thereon.

          "Registry Trust Fund" means the fund established by the Court whereby GSU deposits its share of operating and maintenance expense for Big Cajun II, Unit 3, with the registry of the Court.

          "Reorganization Case" means this Chapter 11 case of Cajun (Case No. 94-11474; USDC No. 94-CV-2763).

          "River Bend" or the "Cajun River Bend Interest"  means
Cajun's  30%  interest  in  the  River  Bend  nuclear  generating
facility   constructed  by  GSU,  including  all  related   fuel,
accessories, spare parts and appurtenances.

          "River  Bend JOA" means the River Bend Joint Operating
Agreement between GSU and Cajun.

          "River Bend Litigation" means the contract, fraud and nullity litigation between the Debtor and GSU pending in the
United   States  District  Court  for  the  Middle  District   of
Louisiana, under cause numbers 89-474-B, 91-1091 and 93-395.

          "Subsequent Distribution Dates" shall mean periodic dates selected by the Trustee for payments to Allowed Claims after the Initial Distribution Date.

          "Supply Contracts" means the long term all-requirements contracts between the Debtor and each of its Members.

          "SWECO" means Southwestern Wholesale Electric Company, a new entity formed as a wholly owned subsidiary or affiliate by SWEPCO to acquire the Generation and Transmission Assets.

          "SWEPCO" means Southwestern Electric Power Company,  a
Louisiana based investor owned utility.

          "Trustee" means the Chapter 11 trustee appointed herein by the Court, or any successor Trustee that may be subsequently appointed by the Court.



              :  Treatment of Unclassified Claims.

           Treatment of Administrative Claims. The Trustee shall pay in cash on the Initial Distribution Date or, if later, the date payable in the ordinary course of business, the full amount of each Allowed Unsecured Claim entitled to priority under Code
Section 507(a)(1) that is outstanding on the Effective Date; provided, however, that in the case of any Claim by a professional for compensation or reimbursement of expenses, payment of such Claim shall be subject to Court approval.

           Treatment  of Pre-Petition, Priority Tax Claims.   The
Trustee shall pay in cash on the Initial Distribution Date the full amount of each Allowed Unsecured Claim entitled to priority under Code Section 507(a)(8).



           :  Classification of Claims and Interests.

       Claims  required  to  be  classified  under  Code  Section
1123(a)(1) and Member Interests are classified as follows:

           Class  1.   All  Other Priority Claims.   All  Allowed
Unsecured  Claims entitled to priority under Code Section  507(a)
(other than 507(a)(1), (8)) shall be dealt with in Class 1.

           Class 2. Allowed Secured Claim of RUS, including Guaranties of FFB, CoBank and FIBA. RUS' Allowed Secured Claim shall be dealt with in Class 2. The total RUS Claim is scheduled at approximately $4.2 billion, and is comprised of the following elements: (a) direct loans; (b) guarantied CoBank loan of approximately $500 million; (c) guarantied FIBA loan of approximately $1 billion; and (d) guarantied FFB loans. RUS asserts a first priority lien on substantially all of the Debtor's assets; however, a number of parties, including GSU, the Members Committee, the Creditors Committee and the Debtor have raised certain issues, defenses and claims that may effect the amount and priority of the RUS Claim. Under any scenario, the RUS Claim is undersecured and must be bifurcated pursuant to Code
Section 506(a).

           Class 3. Allowed Claims of Members for Post-Petition Overpayments. The Members' Allowed Claims for post-petition overpayments shall be dealt with in Class 3. Subsequent to the Petition Date, the Members have overpaid Cajun for power, and said overpayments have accumulated in the Ratepayer Trust Fund pursuant to a Court order. It is estimated that the Ratepayer Trust Fund will have $150 million as of December, 1996. The Members Committee asserts, alternatively, that (a) the Ratepayer Trust Fund is held in trust for the benefit of the Members (and ultimately the ratepayers), and is not property of the Cajun estate; (b) the Class 3 Claims are secured by the Ratepayer Trust Fund; and/or (c) the Class 3 Claims are administrative claims.

           Class 4. Allowed Secured Claim of CoBank. CoBank's Allowed Secured Claim shall be dealt with in Class 4. CoBank has a secured Claim arising out of two letters of credit issued in favor of Clorox and Kodak, respectively. Said Claim is secured by (a) Debtor's pledge of CoBank Class E Stock and (b) a mortgage shared with the RUS that purports to encumber substantially all of Debtor's assets.

           Class  5.   Allowed  Secured Claim of  Hibernia  Bank.
Hibernia Bank's Allowed Secured Claim shall be dealt with in Class 5. Hibernia Bank is scheduled as having a secured Claim arising out of the issuance of Industrial Development Bonds to finance construction of Debtor's headquarters building. Said Claim is secured by the headquarters building.

           Class 6. All Claims of GSU. GSU asserts Claims exceeding $171 million, including FERC judgments of approximately $55 million and pre-petition and post-petition defaults by Cajun on River Bend and transmission facility obligations. All of GSU's Claims shall be dealt with in Class 6 including, without limitation, any Claim for damages arising out of the rejection of the River Bend JOA.

           Class 7. Allowed Unsecured Claims of Trade Creditors. The Allowed Unsecured Claims for goods or services provided prior to the Petition Date shall be dealt with in Class 7. Class 7 does not include any Claims arising under Code Sections 365(g) and 502(g).

           Class 8. Allowed Unsecured Claims of Members. All Allowed Unsecured Claims of the Members shall be dealt with in Class 8. The Members on the Members Committee filed proof of claims exceeding $1 billion that include the following types of Claims, in the aggregate:

          (a)  capital credits:  $31,993,761.00;
          (b)  pre-petition overpayments:  $132,982,606.00;
          (c)  1994 incentives and rebates:  $193,115,00
          (d)  substation obligations:  $1,329,904.04;
          (e)  miscellaneous:  $37,412.76; and
          (f)  contingent third party claims relating
               to LPSC Docket No. U-19943:  $1,165,569,000.00.

           Class  9.   All  Other  Allowed Unsecured  Claims  not
otherwise Classified. The Allowed Unsecured Claims of all other creditors not otherwise classified shall be dealt with in Class
9.

           Class 10. Interests of Members.  The interests of  the
Members in the Debtor shall be dealt with in Class 10.



                :  Classes Impaired by the Plan.

      Class 1 is not impaired by the Plan. All other Classes are impaired by the Plan, pursuant to Code Section 1124.



                    :  Treatment of Classes.

          Class 1. All Other Priority Claims. The Trustee shall pay in cash on the Initial Distribution Date the full amount of each Allowed Unsecured Claim in Class 1.

           Class  2.  Allowed Secured Claim of RUS.  The Class  2
Allowed  Secured Claim shall be treated as provided in paragraphs
A and B below:

          A. (i) On the Initial Distribution Date, SWECO shall make a Cash Payment of $405 million to the Trustee, who shall deposit the same in the Disbursement Fund. On the Initial Distribution Date, the Trustee shall pay to the RUS $405 million less the following amounts: (a) those sums necessary to pay Allowed Claims in Sections 2.1, 2.2, 5.1 and 5.7, (b) the amount necessary to bring the balance in the Decommissioning Trust Fund to $125 million as provided in Section 6.1 to pay the Decommissioning Costs and (c) reserves for disputed Claims and reorganization expenses; and

           (ii)  On  the Initial Distribution Date,  and  on  the
     Subsequent Distribution Dates, as applicable, the Trustee shall pay to the RUS the cash portion of the Liquid Assets (total Liquid Assets estimated to be $125 million); and

           (iii) RUS will receive the Deferred Payments estimated to have a net present value of between $497 million and $567 million. The Deferred Payments shall be generated and paid to RUS as described in Section 7.3 below; and

          (iv) RUS may make the election described in Section 6.2 below with respect to the disposition of River Bend.

     B. Additional Payment or Collateral. It is estimated that the balance of the Ratepayer Trust Fund will be approximately $175 million in December, 1996. If the RUS accepts this Plan, on the Initial Distribution Date the RUS shall also receive as an additional payment all but $25 million of the funds in the Ratepayer Trust Fund. If the RUS does not accept this Plan, all but $25 million of the funds in the Ratepayer Trust Fund shall be held by an entity, designated by the Members Committee and approved by the Court, in a security fund as collateral to assure that the Deferred Payments under this Plan received by the RUS aggregate to a net present value of $497 million. At such time as RUS receives Deferred Payments having a net present value of $497 million, the Ratepayer Trust Fund shall be released as security and disposed of as provided in Section 5.3 below. If at anytime during which the Ratepayer Trust Fund serves as security as provided herein, a Member defaults in making its portion of the Deferred Payments to the RUS, or if the RUS fails to receive total Deferred Payments over the 20-year period having a net present value of at least $497 million, the Ratepayer Trust Fund shall be available to cure such default.

           Class 3. Allowed Claims of Members for Post-Petition Overpayments. Each Member has an Allowed Class 3 Claim equal to its percentage of the funds in the Ratepayer Trust Fund (estimated to contain $175 million by December, 1996). If RUS accepts this Plan, the Members agree to release all of their interest in the Ratepayer Trust Fund except for $25 million. If RUS does not accept this Plan and the Ratepayer Trust Fund ultimately is released as security for the Deferred Payments, then at such time a docket shall be opened at the LPSC to determine the most appropriate procedures for allocating and refunding the funds in the Ratepayer Trust Fund to the Members, for ultimate distribution of said refunds back to the retail consumers. Notwithstanding anything in the Plan to the contrary, $25 million of the funds in the Ratepayer Trust Fund will be used for the benefit of the Members to (1) reimburse them for expenses and to pay expenses incurred in conjunction with this bankruptcy proceeding, and (ii) for the purpose of advancing and developing the Members' marketing and rural economic development efforts.

           Class 4. Allowed Secured Claim of CoBank. SWECO will acquire the Debtor's undivided interest in Big Cajun 2, Unit 3, and the Debtor's ownership of equity in CoBank, subject to the
Tax Benefit Transfer Agreements with Kodak and Clorox. On the Effective Date, SWECO will enter into a Letter of Credit and Reimbursement Agreement, Pledge Agreement (for any CoBank stock, cash dividends, revolvements etc.) and other related documents in a form mutually acceptable to SWECO and CoBank. On the Effective Date, CoBank shall issue new letters of credit to Kodak and Clorox with declining maximum draw amounts as required by the Tax Benefit Transfer Agreements. SWECO's reimbursement obligations shall be secured by SWECO's ownership of equity in CoBank acquired from Cajun (including but not limited to Class E stock, replacement stock, uncertified equities, retirements, revolvements, patronage refunds and cash collateral). All other liens held by CoBank shall be deemed released, cancelled and discharged on the Effective Date. SWECO and CoBank may execute such other documents as are necessary and appropriate to avoid a disqualifying event under the Tax Benefit Transfer Agreements from occurring, and to otherwise implement the provisions of this section.

           Class 5. Allowed Secured Claim of Hibernia Bank. The Allowed Secured Claim of Hibernia Bank representing the Industrial Development Bonds, secured by the Debtor's current headquarters building and land, shall be paid in full in accordance with the payment schedule required by such Industrial Development Bonds. Any payment defaults, and any reasonable fees, costs or charges payable under Code Section 506(b), shall be cured on the Effective Date, as an administrative Claim in
Section 2.1. SWECO shall cause the future payments on the Industrial Development Bonds to be made to Hibernia Bank, but shall have no personal liability or recourse for such payments. Hibernia Bank shall retain its lien on the headquarters building and land, and may enforce such lien in the event of any default after the Effective Date. On the Effective Date, the Debtor shall convey title to the headquarters and land to SWECO, subject to the lien of Hibernia Bank, but free and clear of any and all other liens, claims, and encumbrances including, but not limited to, the liens of the RUS.

           Class 6. All Claims of GSU. GSU's Class 6 Claims shall be satisfied pursuant to a settlement between GSU and Cajun of all outstanding litigation and claims between the parties, which settlement is more particularly described in Article VI below.

           Class 7. Allowed Unsecured Claims of Trade Creditors. The Class 7 Allowed Unsecured Claims shall be paid by the Trustee from the Disbursement Fund an amount equal to 100% of the allowed amount of such Claims, which payment shall be made within 15 days after the later of the date the Confirmation Order is entered or the date the Claim is allowed; provided, however, that if the RUS objects to the foregoing treatment of Class 7 creditors in this and any competing plan, the above designated percentage shall be reduced from 100% to 75%, which represents a fair compromise of the objections asserted by the Creditors Committee. The Creditors Committee shall be deemed to have waived all challenges to the claims and liens of the RUS and CoBank, including, without limitation, objections based on nullity and subordination theories. Notwithstanding anything herein to the contrary: (i) the maximum aggregate amount paid to Class 7 Allowed Unsecured Claims shall not exceed $6 million (and if Class 7 Allowed Unsecured Claims to be paid hereunder exceed $6 million such claims must share pro-rata in the sum of $6 million), and (ii) no Class 7 Claims shall receive any post-petition or post confirmation interest.

           Allowed Unsecured Claims of Members. The Class 8 Allowed Unsecured Claims shall be paid by the Trustee on the Subsequent Distribution Dates pro-rata with the Class 9 Allowed Unsecured Claims from unencumbered monies, if any, deposited in the Disbursement Fund after payment of Claims in Sections 2.1, 2.2, 5.1, 5.2 and 5.7.

           Class 9. All Other Allowed Unsecured Claims Not Otherwise Classified. The Class 9 Allowed Unsecured Claims shall be paid by the Trustee on Subsequent Distribution Dates pro-rata with the Class 8 Allowed Unsecured Claims from unencumbered monies, if any, deposited in the Disbursement Fund after payment of Claims in Sections 2.1, 2.2, 5.1, 5.2 and 5.7.

           Interests of Members. The interests of the Members shall be canceled on the Effective Date.



             :  Settlement of Litigation and Claims
                    Among Cajun, GSU and the Members

       The   Proponents  agree  that  the  following   settlement
provisions contained in Article VI are in the best interest of the estate and are submitted for approval as an integral part of this Plan to occur on the Effective Date:

     6.1    Funding of Decommissioning Costs.

     (a)  The  Trustee  will set aside in a decommissioning
          trust fund or other appropriate vehicle the sum of $125,000,000 (in 1995 dollars). This Decommissioning Trust Fund will be made up of Cajun's new contribution, and the amount in Cajun's existing decommissioning trust fund. The establishment of the Decommissioning Trust Fund will absolve Cajun (but not others who succeed to Cajun's River Bend Interest) of all responsibility for River Bend Decommissioning Costs as defined below. SWEPCO, SWECO and the Members shall have no responsibility or liability for Decommissioning Costs or for any other costs or obligations of any type or nature related to River Bend.

          "Decommissioning" means all actions taken to render the River Bend nuclear power plant permanently inactive, inoperable and free of radioactive materials. The term decommissioning is intended to be comprehensive and include, without limitation, the entombment, decontamination, dismantlement, removal and disposal of structures, systems and components of the River Bend nuclear power plant in order to permanently cease the nuclear generation of electric energy, including all actions necessary to bring the plant site to "greenfield" status and any other item included in a study accepted and approved by regulatory authorities of competent jurisdiction as a basis for the termination of operations under the license to own or operate River Bend. The term also includes preparation for decommissioning, such as engineering and other planning activities, and all associated activities to be performed after the actual dismantlement occurs, such as physical security and radiation monitoring. The term also includes activities associated with spent fuel storage, disposal, transfer, transportation and removal and low level radioactive waste storage, disposal, transfer, transportation and removal, as well as Cajun's future obligations with respect to decontamination and decommissioning of DOE's uranium enrichment facilities. Also included is the preparation of studies and supporting documentation required by regulatory authorities.

          "Decommissioning Costs" means the funds expended to perform the Decommissioning as well as necessary fees and expenses for: (i) administrative and other expenses of the Trust Fund; (ii) terminating and transferring licenses to own and operate all or a portion of River Bend; (iii) demolishing equipment and structures which are not radioactive; (iv) removing and disposing of equipment and structures which are or may be radioactive; and (v) the handling and disposal of any and all salvage. The term includes expenditures whether they are treated as capital items or expense items for regulatory, financial, or tax accounting purposes.

          The foregoing listings are not intended to form a
          basis for excluding any action or cost legitimately part of decommissioning and returning the site to "greenfield" status because of the failure to separately identify or to fall within a category specifically identified.

          The definitions stated herein shall be included in the document creating the Decommissioning Trust Fund.

     (b)  If, upon the completion of Decommissioning of the
          River Bend, the Decommissioning Trust Fund, and such additional amounts as have been added to it as a result of the investment and management of funds included therein, is not exhausted by the prudent expenditure of funds necessary to complete the Decommissioning attendant to the Cajun River Bend interest, the remainder will be remitted to RUS.

     (c)  Upon the transfer of Cajun's River Bend Interest,
          the Trustee shall deliver title free and clear of all liens and encumbrances except those agreed to by the purchaser. In the event the River Bend is transferred to RUS, its liens and encumbrances shall be merged with the title which it obtains. In the event the River Bend is transferred to any other person, RUS will release all of its liens and encumbrances on the River Bend.

     6.2  Disposition of River Bend and River Bend JOA.

     (a) In the sole discretion of RUS, River Bend will be transferred under one of the two options set forth below. The RUS must timely exercise one of the two options prior to approval of a disclosure statement for this Plan, by filing a written notice of its election with the Court and concurrently serving said notice on each of the Proponents. The RUS is entitled to make this election regardless of whether the RUS accepts this Plan or any other plan. If the RUS fails to timely elect either option below, River Bend shall be transferred to GSU as provided herein.

          In connection with such transfers, GSU will make available to all prospective bidders records, personnel and facilities such that prospective bidders can conduct an appropriate due diligence evaluation before making their bid. GSU may subject the examination of personnel, records and facilities to reasonable confidentiality and business requirements.

          RUS   shall  have  substantial  flexibility   in
          exercising its discretion to arrange for the transfer of the River Bend. In furtherance of that end, RUS's flexibility shall include, but shall not be limited to, being permitted to establish a reserve price which must be met before consummating a sale at auction, not being required to accept the highest bid received at an auction and taking title to the River Bend itself for subsequent reconveyance.

     (b)  Option 1

          River Bend and Cajun's interest in River Bend fuel
          and spare parts will be auctioned off to the highest bidder, with net proceeds remitted to RUS. The highest bidder will become obligated to fully comply with the Cajun NRC license requirements, all other applicable laws and regulations and the provisions of the River Bend JOA, commencing with the date of the transfer of River Bend. The highest bidder also will be, required to fully reimburse GSU for such fuel, regardless of its stage of fabrication, as GSU purchased for Cajun's account which is necessary for the continued operations of the plant, which has not been paid for by Cajun on or before the passage of title and which has neither been consumed nor spent for the production of electrical power and which is available for future use. All of Cajun's interest and obligations under the River Bend JOA, the NRC license and any recorded documents of transfer between GSU and Cajun relating to River Bend will be canceled and terminated as to Cajun and, subject to the provisions in this paragraph, will be assumed by the purchaser, who shall have financial resources adequate to give reasonable assurance of its ability to perform all assumed obligations. In addition, the highest bidder will accept and succeed to all such responsibilities as Cajun may have for its ratable share of River Bend Decommissioning Costs in excess of the Decommissioning Trust Fund. As used herein, the non-fuel obligations under the JOA for which a successor shall be obligated shall be limited to obligations for operations commencing with the closing of this settlement and shall not include unfulfilled or unpaid obligations which Cajun incurred while it was still the owner. GSU may elect to become a bidder.

     (c)  Option 2

          River Bend and Cajun's interest in River Bend fuel
          and spare parts will be assigned to RUS which will become obligated to fully comply with the Cajun NRC license requirements, all other applicable laws and regulations and the provisions of the River Bend JOA, commencing with the date of its succession to River Bend. RUS also will be required to fully reimburse GSU for all such fuel, regardless of its stage of fabrication, as GSU purchased for Cajun's account which is necessary for the continued operations of the plant, which has not been paid for by Cajun on or before the passage of title and which has neither been consumed nor spent for the production of electrical power and which is available for future use. All of Cajun's interest and obligations under the River Bend JOA, the NRC license and any recorded documents of transfer between GSU and Cajun relating to River Bend will be canceled and terminated as to Cajun and will be assumed by RUS. In addition, RUS will accept and succeed to all such responsibilities as Cajun may have for its ratable share of River Bend Decommissioning Costs in excess of the Decommissioning Trust Fund. As used herein, the non-fuel obligations under the JOA for which a successor shall be obligated shall be limited to obligations for operations commencing with the closing of this settlement and shall not include unfulfilled or unpaid obligations which Cajun incurred while it was still the owner.

     (d)  RUS will receive from GSU and Cajun, Cajun's share
          of all net cash payments resulting from the litigation presently being conducted against General Electric in connection with claims alleging River Bend design defects. Cajun's share of all payments in kind and other non-cash consideration received or promised as a result of the litigation will be payable to the owner of River Bend at the time such payments in kind or other non-cash consideration become due.

          The same allocation shall be made between RUS and a transferee of River Bend of refunds or other benefit related to the payment by Cajun to the U.S. Government to fund the decontaminating and decommissioning of DOE's uranium enrichment facilities.

     (e)       In  the event that no bidder submits  a
               bid  accepted by RUS under Option 1 above  and  in
               the further event that RUS elects not to acquire Cajun's interest in River Bend under Option 2 above, the Trustee shall convey and GSU will accept title to River Bend at no cost to GSU, subject to Cajun having fulfilled all of its obligations under this settlement.

     6.3  Transmission and Certain Other Issues

     (a)  Pursuant to existing FERC decisions, the claim due
          GSU for past transmission services under the CTOC credits and QTF Dockets amounts to $55,000,000 (the "Liquidated Transmission Debt"). The Liquidated Transmission Debt consists of $32,000,000 due under the QTF Docket and $23,000,000 due under the CTOC Credits Docket. As partial consideration for the settlement of all claims, GSU waives its right to collect the Liquidated Transmission Debt from Cajun.

     (b) Post-petition transmission underpayments in the liquidated amount of $58,000 per month will be paid by the Trustee to GSU as an administrative Claim under
          Section 2.1 in the Plan from the Petition Date until the Effective Date.

     (c) Upon the Effective Date of this Plan and upon the closing of this settlement, transmission services under Entergy's Network Service Tariff and Entergy's Transmission Service Tariff will be in place for Cajun or SWECO. Neither GSU nor Entergy will oppose the entitlement of SWECO or the Members' group, as transferees of Cajun's assets, to transmission service thereunder or its effectiveness at such date.

     (d) All previous transmission agreements existing between Cajun and Entergy, GSU, LP&L or MP&L will be terminated upon the commencement of services described in paragraph (c) hereinabove.

     6.4 Transfer of Transmission Assets to GSU and other Transmission Issues. Cajun presently owns certain transmission assets having a depreciated book value of approximately $26 million. On the Effective Date after the conveyance of the transmission assets by the Trustee to SWECO, SWECO shall cause said transmission assets to be transferred to GSU, or at SWECO's direction, the Trustee shall convey the transmission assets directly to GSU free and clear of all liens and interests; provided, however, the transfer of the transmission assets shall not effect the eligibility of SWECO for transmission service available under tariffs of GSU and Entergy on file with FERC.

     6.5  Settlement of all Claims and Disputes

     (a)  Any and all claims of any nature or kind, whether
          or not now pending in Court, whether known or unknown, whether founded in law, equity or otherwise, whether or not already asserted for any and all acts or omissions between Cajun and GSU or Entergy, except the unsecured non-priority claim of LP&L for pre-petition transmission service, and between RUS and GSU or Entergy, will be dismissed with prejudice and released and satisfied in full, including, but not limited to, all claims for the River Bend Litigation, the Liquidated Transmission Debt, the fraud and breach of contract case, the antitrust case, the nullity case, the service water litigation, any claims of equitable subordination of RUS's rights, all pending cases before any regulatory agency or on appeal from any regulatory agency (such as the transmission cases before FERC, the merger appeals before FERC, the SEC and NRC and any and all other matters pending before any regulatory agency) and any and all other claims or disputes between Cajun and GSU or Entergy, and between RUS and GSU or Entergy of any nature whatsoever, whether or not in litigation. (The foregoing does not include resolution of claims of RUS against Cajun that are not specifically identified as resolved in this paragraph.) Judgment will be rendered in favor of RUS in GSU's adversary proceeding asserting claims of equitable subordination of RUS's rights. Any and all claims Cajun may have against RUS for equitable subordination, whether known or unknown, will be released. Cajun will use its best efforts to obtain waiver of all claims held by its members against GSU or Entergy under the nullity case and antitrust case.

     (b) The preliminary injunction issued by the U.S. District Court in the service water litigation between GSU and Cajun will continue in full force and effect until the closing of this settlement and upon such date, all funds paid and to be paid into the Registry of the Court pursuant to said injunction shall be paid over to GSU, together with all interest earned thereon.

     6.6 All required regulatory approvals will be sought and obtained promptly. The settlement may be modified structurally to account for regulatory or tax concerns provided the modification does not adversely affect another party to this settlement.



                :  Means for Implementing Plan.

           Sale of Generation and Transmission Assets to SWECO. On the Effective Date, SWECO shall purchase the Generation and Transmission Assets and make the $405 million Cash Payment to the Trustee for deposit in the Disbursement Fund. On the Effective Date, the Generation and Transmission Assets shall be transferred by the Trustee to SWECO free and clear of all liens, claims and interests, except as provided in Sections 5.4 (CoBank) and 5.5 (Hibernia Bank). The purchase by SWECO shall be subject to the terms and conditions of a definitive asset purchase agreement acceptable to SWECO, which shall include the terms for such purchase set forth in this Plan and normal and customary provisions for a commercial transaction of this size and nature. The asset purchase agreement shall be filed with the Court prior to the confirmation hearing, and the Trustee shall be deemed to have entered into such purchase agreement as of the date of the Confirmation Order.

           Disbursement  Fund.  The Disbursement  Fund  shall  be
established under the supervision of the Trustee. The Cash Payment from SWECO, the Liquid Assets, and all other proceeds (if any) from the liquidation, sale or collection of assets shall be deposited in the Disbursement Fund. Unless otherwise provided in the Plan, all Plan distributions shall be made from the Disbursement Fund.

      Payments  under the Plan will be made from the Disbursement
Fund in the following order:

     (1)  payments    required   under    Sections    2.1
          (Administrative Claims) and 2.2 (Priority Tax Claims);

     (2)  payment of the Class 1 Allowed Priority Claims;

     (3)  payment of the Class 7 Allowed Unsecured Claims;

     (4)  payment  of  the amount necessary  to  bring  the
          balance  in  the  Decommissioning Trust  Fund  to  $125
          million   to  satisfy  the  Decommissioning  Costs   as
          specified in Section 6.1;

     (5) payment of the Class 2 Allowed Secured Claim of the RUS as provided in Section 5.2; and

     (6) payment of remaining unencumbered proceeds (if any) to Class 8 (Members) and 9 (Other Unsecured
          Claims) Claims on a pro-rata basis.

       Deferred Payments; New Power Supply Contracts with SWECO.

     (a) On the Effective Date, SWECO and the Members shall enter into new, 20 year power supply contracts whereby the Members would purchase power from SWECO upon terms and conditions mutually acceptable to SWECO and the Members. The new supply contracts shall supersede and replace the existing Supply Contracts by and between the Members and the Debtor.

     (b) The new supply contracts shall provide that the Members will make a direct periodic payment to the RUS of 5.875 mills for every kilowatt hour of electricity purchased from SWECO up to the capacity of the Generation and Transmission Assets. This will result in Deferred Payments to RUS over 20 years having a net present value estimated between $497 million and $567 million. The new supply contracts shall further provide that SWECO's right to payment for power shall be subordinate to the RUS's right to the Deferred Payments from the Members, in the following circumstances. In the event that (i) the RUS does not receive its direct payment from a Member(s) for any payment period and
(ii) SWECO has actually received payment from such defaulting Member(s) for power purchased in the corresponding time period, then SWECO, upon demand from the RUS, shall turn over sufficient funds to make such direct payment to the RUS. Failure of any Member to make its direct periodic payments to the RUS shall constitute a default under the new supply contracts. A default covered by the aforementioned subordination shall include but not be limited to one that is voluntary, involuntary or that results from the action of any regulatory authority. Upon payment of any direct periodic payments by SWECO to the RUS as set forth herein, SWECO shall be subrogated to the rights of the RUS with respect to the entitlement to such payment.

           Implementation. Pursuant to Code Section 1142(b) and Bankruptcy Rule 7070, the Court confirming this Plan may direct the Trustee to execute or deliver any and all documents or instruments, or to perform any other act necessary to implement or consummate this Plan. If the Trustee refuses to comply with such direction, the Court may direct the U.S. Trustee to appoint a new trustee to implement and consummate this Plan.



                    :  Executory Contracts.

           Supply Contracts. Pursuant to Section 7.3 above, on the Effective Date, SWECO and the Members shall execute new all-requirements contracts to replace and supersede the Supply Contracts with the Debtor. This effectively moots the legal challenges to the Supply Contracts and preserves the market for the benefit of creditors.

           River Bend JOA. Disposition of the River Bend JOA depends on which option RUS elects under Section 6.2 above. If a transferee (other than GSU) or RUS acquires River Bend, the River Bend JOA will be assumed by Cajun and assigned to such transferee or RUS, as the case may be. If GSU is the transferee of River Bend, Cajun shall be deemed to have rejected the River Bend JOA.

           All Other Executory Contracts. On the Effective Date, the Trustee shall be deemed to have assumed and assigned to SWECO all other executory contracts of the Debtor, except for executory contracts identified on a list of executory contracts to be rejected which shall be filed by SWEPCO on or before twenty days prior to the date of the hearing on confirmation of this Plan. The contracts so identified shall be deemed rejected on the Effective Date. All payments necessary to cure any defaults on contracts to be assumed and assigned to SWECO, shall be paid as administrative Claims under Section 2.1 on the Initial Distribution Date.



                  :  Miscellaneous Provisions.

           Voting.   Pursuant to Code Section 1126,  all  of  the
classes (except Class 1) are eligible to vote on the Plan.

           Cramdown. In the event any class of creditors that is impaired does not accept the Plan as provided in Code Section
1129(a)(8)(A), the Proponents request that the Court confirm the Plan pursuant to Code Section 1129(b).

           Modifications of the Plan. The Proponents may jointly modify the Plan in accordance with Code Section 1127.

            Charter Amendment. Pursuant to Code Section 1123(a)(6), Debtor's Articles of Incorporation shall be deemed amended as of the Effective Date and for so long as any obligation of Cajun under the Plan remains unperformed, to prohibit (a) the issuance of non-voting equity securities, (b) the creation of a class of equity securities having a preference over any other class of equity securities with respect to dividends unless adequate provision is made for the election of directors representing the preferred class in the event of a default in the payment of its dividends, and (c) the creation of any other class of equity securities unless an appropriate distribution of voting power is made among all such classes.

           U.S. Trustee Fees. All fees payable by the Debtor pursuant to 28 U.S.C. 1930 have been paid or shall be paid as of the Effective Date.



       :  Reservation of Rights and Property; Discharge.

           Causes of Action. Except for claims expressly settled in this Plan, and claims set forth in the following sentence, the Trustee shall retain all causes of action it may have under state or federal law including the United States Bankruptcy Code, and the Debtor shall be authorized to prosecute such actions as fully and completely as if the same were being prosecuted by a Trustee in bankruptcy. All claims and causes of actions of any nature or kind, known or unknown, asserted or unasserted which arise from or relate to the assets purchased by and conveyed to SWECO, shall on the Effective Date be deemed assigned and conveyed to SWECO.

          Claims Adjudication. Each Claim as to which a proof of claim has been filed prior to the Bar Date or that is listed as undisputed, liquidated and non-contingent in the Schedules filed by the Debtor shall be allowed without order of the Court unless an objection thereto is filed in accordance with Bankruptcy Rule 3007 no later than 9 days after the Effective Date. Notwithstanding any term contained in the Plan requiring payment or issuance of any instrument on account of any particular Claim on any particular date, such payment or issuance shall not take place except to the extent that (a) in the case of a Claim by a professional person for compensation and reimbursement of expenses, such Claim has been allowed by order of the court, or
(b) in the case of any other Claim, such Claim has been allowed by Final Order of the Court or by operation of the preceding sentence.

           Vesting of Property in Cajun and SWECO. Upon entry of the Confirmation Order, all of the property of the estate that is not sold to SWECO, if any, or otherwise liquidated shall be vested in Cajun, free and clear of all Claims and interests of creditors except as provided for in the Plan, and Cajun shall be entitled to manage its affairs without further order of the Court pursuant to Code Section 1141(b). All assets conveyed to SWECO (i.e. the Generation and Transmission Assets) shall be conveyed free and clear of all liens, claims, interests and encumbrances, whether lien claims or otherwise, unless specifically authorized by this Plan. The conveyance to SWECO shall further be free and clear of any claims of successorship liability, and SWECO shall have no successor liability as a result of its purchase of the Generation and Transmission Assets, or as a result of any provisions of this Plan.

           Discharge. On the Effective Date, the Debtor shall be discharged of all its debts and obligations except as provided in this Plan.



                .  Required Regulatory Approval.

       The effectiveness of the Plan and the obligations of the Proponents hereunder are subject to regulatory approvals by Final Order, including FERC, the Securities and Exchange Commission, the LPSC, the NRC, and possibly other state regulatory commissions. The Boards of Directors of the Proponents have authorized the filing of the Plan, but reserve the right to approve all final closing documents.



                 .  Retention of Jurisdiction.

           Retention of Jurisdiction. After confirmation of the Plan, the Court shall retain jurisdiction for the following purposes:

     (1) For the classification of Claims and for the re-examination of any Claims that have been allowed for purposes of voting, and the determination of such objections as may be filed to Claims. The failure to object to or to examine any Claim for the purpose of voting shall not be deemed to be a waiver of the right to object to, or re-examine the Claim in whole or in part;

     (2) For determination of all questions and disputes regarding title to the assets of the estate, determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to action pending as of the date the Confirmation Order is entered, between the Debtor and any other party, including but not limited to, any rights of the Debtor to recover assets pursuant to the provisions of the Bankruptcy Code;

     (3)   For  the correction of any defect, the curing  of
          any omission, or the reconciliation of any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

     (4) To consider any matters brought before the Court by an interested party necessary to carry out the terms, conditions and intent of this Plan;

     (5)    For   the  modification  of  this   Plan   after
          confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code;

     (6) To enforce and interpret the terms and conditions of this Plan;

     (7) To enter any order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions of such title, rights, and powers as this Court may deem necessary;

     (8) To determine whether a default has occurred under the Plan, and make such orders as the Court deems necessary to enforce the provisions of the Plan; and

     (9) To enter an order concluding and terminating this case.


           Respectfully submitted on this 19th day of April, 1996.

                                 CAJUN ELECTRIC MEMBERS COMMITTEE



                              By:
                                   David H. Kleiman, One of
                                         its Counsel


                              By:
                                   James P. Moloy, One of
                                        its Counsel

David H. Kleiman (Indiana Bar No. 5244-49)
James P. Moloy (Indiana Bar No. 10301-49)
DANN PECAR NEWMAN & KLEIMAN, Professional Corporation
One American Square, Suite 2300
Indianapolis, Indiana  46282
(317) 632-3232


                              By:
                                     John M. Sharp, Local
                                           Counsel

John M. Sharp (Bar No. 19149)
A Professional Law Corporation
14481 Old Hammond Highway, Suite 2
Baton Rouge, LA 70816
504-273-8510

                              SOUTHWESTERN ELECTRIC POWER
                              COOPERATIVE, INC.



                              By:
                                   Bobby S. Gilliam, One of
                                        its Counsel

Bobby S. Gilliam (Bar No. 6227)
Wilkinson, Carmody & Gilliam
1700 Beck Building
Shreveport, La 71166
318-221-4196

Myron M. Sheinfeld
Henry J. Kaim
Sheinfeld Maley & Kay
1001 Fannin, Suite 3700
Houston, TX 77002
713-658-8881

                              GULF STATES UTILITIES COMPANY



                              By:
                                   Tom F. Phillips, One of
                                        its Counsel

Tom F. Phillips (Bar No. 7532)
Taylor, Porter, Brooks & Phillips, L.L.P.
P. O. Box 2471
Baton Rouge, LA 70821
504-387-3221

                     CERTIFICATE OF SERVICE


      The undersigned hereby certifies that a copy of the foregoing has been served on this 19th day of April, 1996, to all parties on the attached distribution list.





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